Exhibit 5.1

SIDLEY AUSTIN llp	BEIJING	GENEVA	SAN FRANCISCO
ONE SOUTH DEARBORN	BRUSSELS	HONG KONG	SHANGHAI
CHICAGO, IL 60603	CHICAGO	LONDON	SINGAPORE
(312) 853 7000	DALLAS	LOS ANGELES	TOKYO
(312) 853 7036 FAX		NEW YORK	WASHINGTON, DC

FOUNDED 1866
January 6, 2006
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, IL 60045-1951

Re:	Registration of 1,500,000 Shares of Common Stock, without par value
Ladies and Gentlemen:
     We have acted as special counsel to Wintrust Financial Corporation, an Illinois corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-4 (the “Registration Statement”) filed on January 6, 2006, relating to the registration of 1,500,000 shares of common stock, without par value, of the Company (the “Registered Shares”). The Registered Shares are to be registered pursuant to the terms of the Agreement and Plan of Merger, dated December 5, 2005 (the “Merger Agreement”), between the Company and Hinsbrook Bancshares, Inc., an Illinois corporation (“Hinsbrook”), which provides for the merger (the “Merger”) of Hinsbrook with and into the Company, with the Company surviving. The Registered Shares consist of (i) shares to be issued upon the effective time of the Merger (the “Closing Shares”) and (ii) shares issuable upon exercise of the Converted Options (as defined in Section 1.5(a) of the Merger Agreement) (the “Option Shares”).
     In so acting, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of (i) the Amended Articles of Incorporation of the Company, (ii) the Amended and Restated By-laws of the Company, (iii) the Registration Statement, (iv) the Merger Agreement, (v) the resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and the Merger and (vi) such other corporate records, documents and instruments as we have considered relevant and necessary as a basis for the opinion set forth herein. We have also examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinion set forth herein.
     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity with the original documents of any copies thereof submitted to us for our examination. We have also assumed that each natural person who signed or authorized the signing of any document or authorized the taking of any action with respect to any document had the legal capacity to do so. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

JANUARY 6, 2006 PAGE 2	CHICAGO
1.	Each Closing Share will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the Illinois Business Corporation Act of 1983, as amended (the “IBCA”), and (iii) a certificate representing such Closing Share shall have been duly executed, countersigned, registered and delivered in accordance with the Merger Agreement.

2.	Each Option Share will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the IBCA and (iii) a certificate representing such Option Share shall have been duly executed, countersigned, registered and delivered upon payment of the agreed consideration therefor in accordance with the terms of the related Substitute Option and any applicable agreement or plan.
     This opinion letter is limited to the substantive laws of the State of Illinois and the federal laws of the United States of America. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the foregoing opinions expressed herein after the date hereof.
     We do not find it necessary for the purposes of the opinions expressed in this letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various jurisdictions (other than the federal laws of the United States of America) to the issuance of the Registered Shares.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm under the heading “Legal Matters” in the Proxy Statement/Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.

Very truly yours,
/s/ Sidley Austin LLP